EXHIBIT 23.3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Post-Effective Amendment No. 1 to this Registration Statement of SolarWindow Technologies, Inc. on Form S-1 (File No. 333-222809) of our report dated November 29, 2018 with respect to our audit of the consolidated financial statements of SolarWindow Technologies, Inc. as of August 31, 2018 and for the year then ended August 31, 2018 and our report dated November 29, 2018 with respect to our audit of the effectiveness of internal control over financial reporting of SolarWindow Technologies, Inc. as of August 31, 2018, which reports appear in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

Our report on the effectiveness of internal control over financial reporting expressed an adverse opinion because of the existence of material weaknesses.

/s/ Marcum LLP

Marcum LLP

Melville NY

February 28, 2019